------------------------------------------------------------------------------


                       PURCHASE AND CONTRIBUTION AGREEMENT

                                     between

                       National Auto Finance Company L.P.

                                       and

                      National Financial Auto Funding Trust

                              _____________________

                          Dated as of October 21, 1996


------------------------------------------------------------------------------

                       PURCHASE AND CONTRIBUTION AGREEMENT

            PURCHASE AND CONTRIBUTION AGREEMENT, dated as of October 21, 1996, by and between National Auto Finance Company L.P., a Delaware limited partnership ("NAFCO"), and National Financial Auto Funding Trust, a Delaware business trust ("National Financial").

                               W I T N E S E T H:

            In consideration of the mutual covenants herein contained, NAFCO and National Financial agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            1.1 Incorporation of Definitions. Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of October 21, 1996, by and among National Financial, as Transferor, NAFCO, as Servicer, and Harris Trust and Savings Bank, not in its individual capacity but solely as Trustee (the "Trustee").

            1.2 Other Definitions. When used in this Agreement, the following words and phrases shall have the following meanings:

            Contract Assets: The assets sold, transferred, conveyed and assigned by NAFCO to National Financial pursuant to this Agreement, which consist of (i) all Contracts identified in the Contract Schedules attached to the Conveyances delivered hereunder on each Subsequent Transfer Date; (ii) all monies paid or payable thereunder on or after the related Cut-Off Date; (iii) the Contract Files relating to such Contracts; (iv) property which secured any such Contract and which has been acquired by Repossession or otherwise; (v) all rights to Insurance Proceeds and Liquidation Proceeds with respect to any such Contract;
(vi) NAFCO's rights against Dealers under the Dealer Agreements in respect of the representations and warranties made by the Dealer thereunder with regard to the related Contracts; (vii) NAFCO's right, title and interest in and to the Purchase Agreement, dated as of October 21, 1996 between NAFCO and Auto Credit Clearinghouse L.P. ("ACCH") and (viii) the proceeds of the foregoing and the rights to enforce the foregoing.

            Contract Documents: With respect to a Contract, all Contract papers and documents (including those contained in the Contract File) and all other papers and records (including computerized data) of whatever size or description, whether developed or originated by NAFCO, ACCH, a Dealer or another Person, required to document the Contract or to service the Contract.

            Contract File: With respect to a Contract, the fully executed original of such Contract; the assignment of such Contract by a Dealer to NAFCO or ACCH, as the case may be; the original Title Document or UCC financing statement evidencing that the security interest in a Financed Vehicle granted to NAFCO or ACCH, as the case may be, under such Contract has been perfected under applicable state law (except for any Title Documents or UCC financing statements not returned from the applicable public records office, in which case NAFCO will deliver to National Financial, on the Closing Date or the Subsequent Transfer Date, as the case may be, an Officer's Certificate of NAFCO indicating that the original of such Title Document has been applied for at, or the original of such UCC financing statement was delivered to, such public office and shows NAFCO or ACCH, as the case may be, as the lienholder or secured party and that NAFCO will deliver the originals thereof when returned from such office); the original of any assumption agreement or any modification, extension or refinancing agreement; and the original application of the related Obligor to obtain the financing extended by such Contract.

            Contract Schedule: The schedule of Contracts attached as Schedule 1 to any Conveyance delivered hereunder, such schedule identifying each Contract by name of the Obligor and setting forth as to each Contract its Individual Sold Balance as of the Cut-off Date, loan number, Contract Rate, scheduled monthly payment of principal and interest, final maturity date and original principal amount.

            Conveyance: As defined in Section 2.3(b).

            Purchase Price: As defined in Section 2.1.

                                   ARTICLE II

                         PURCHASE, SALE AND CONTRIBUTION

            2.1 Purchase and Contribution. (a) Subject to and on the terms and conditions set forth herein, NAFCO hereby agrees to sell, transfer , convey and assign, without recourse except as expressly provided herein, all of its right, title and interest in and to the Contract Assets to National Financial on each Subsequent Transfer Date. National Financial agrees to pay to NAFCO on each Subsequent Transfer Date as the purchase price (the "Purchase Price") for the Contract Assets sold hereunder on such date an amount equal to 100% of the aggregate Outstanding Principal Balance of the Contracts included in such Contract Assets as of the related Cut-off Date.

            (b) NAFCO may, from time to time during the term of this Agreement and in its sole discretion, elect to contribute capital to National Financial in the form of Contracts and Contract Assets conveyed hereunder, in an amount equal to the excess of (i) the Outstanding Principal Balance of Contracts included in Contract Assets conveyed on any Subsequent Transfer Date over (ii) the amount of the cash Purchase Price paid by National Financial to NAFCO on such Subsequent Transfer Date.

            2.2 Filings. On or prior to the Closing Date, NAFCO shall have filed in the office of the Secretary of State of Florida a UCC financing statement, appropriate under the applicable UCC, to reflect the transfer of the Contract Assets from NAFCO to National Financial and to protect National Financial's interest in the Contract Assets against all other Persons. NAFCO shall thereafter file any appropriate continuation statements in respect thereof.

            2.3 Sales. (a) During the Revolving Period and the Pre-Funding Period, National Financial shall, to the extent permitted by the Pooling and Servicing Agreement, use funds on deposit in the Revolving Account and the Pre-Funding Account established under the Pooling and Servicing Agreement to purchase Additional Contracts and other Contract Assets from NAFCO. On or prior to each Subsequent Transfer Date, NAFCO shall notify National Financial in writing of the outstanding principal amount of eligible Contracts included in Contract Assets available to be sold and conveyed by NAFCO to National Financial on such Subsequent Transfer Date pursuant to this Agreement, and subject to the terms and conditions of this Agreement, NAFCO shall, on the applicable Subsequent Transfer Date, sell and convey to National Financial eligible Contracts and other Contract Assets having an aggregate outstanding principal amount equal to the amount specified in such written notice. Each Subsequent Transfer Date shall be on the date and at the time and place mutually agreed upon by National Financial and NAFCO. Payment of the Purchase Price for the Additional Contracts and other Contract Assets sold and conveyed on a Subsequent Transfer Date shall be made by National Financial to NAFCO in immediately available funds to an account at a bank designated to National Financial by NAFCO. National Financial's obligation to purchase Additional Contracts and other Contract Assets shall be limited by the amount of funds available for such purchase in the Revolving Account and the Pre-Funding Account pursuant to the Pooling and Servicing Agreement and shall be subject to the satisfaction of the conditions in the Pooling and Servicing Agreement.

            (b) On or prior to any Subsequent Transfer Date, NAFCO shall (i) deliver to National Financial a conveyance instrument substantially in the form attached hereto as Exhibit A (a "Conveyance") with respect to the Contract Assets sold and conveyed hereunder on such Subsequent Transfer Date, (ii) deliver to National Financial or such other Person as National Financial shall direct the original motor vehicle retail installment sale contracts, duly endorsed by NAFCO or ACCH, as the case may be, and the Contract Files with respect to each Additional Contract included in the Contract Assets then being sold to National Financial, (iii) deliver to National Financial or such other Person as National Financial shall direct cash equal to all payments received by NAFCO on such Additional Contracts on or after the applicable Cut-off Date and on or before two Business Days prior to such Subsequent Transfer Date. Within two Business Days after such Subsequent Transfer Date, NAFCO shall deliver to National Financial or such other Person as National Financial shall direct all other payments received by NAFCO on such Additional Contracts on or after the applicable Cut-off Date and on or before such Subsequent Transfer Date. National Auto hereby directs NAFCO to deliver the materials referenced in the preceding clause (ii) of the second preceding sentence to OFSA, as Custodian, and hereby directs NAFCO to remit any payments received by NAFCO and referenced in the preceding sentence or in clause (iii) of the second preceding sentence to the Collection Account.


            2.4 No Recourse. Except as specifically provided in this Agreement, the sale and purchase of Contracts and the other Contract Assets under this Agreement shall be without recourse to NAFCO; provided that NAFCO shall be liable to National Financial for all representations, warranties and covenants made by NAFCO pursuant to the terms of this

Agreement, it being understood that such obligations of NAFCO do not constitute recourse for the credit risk of the Obligors.

            2.5 True Sales. NAFCO and National Financial intend that the transactions contemplated hereby be true sales of Contracts and other Contract Assets by NAFCO to National Financial providing National Financial with the full benefits of ownership of the Contracts and other Contract Assets free and clear of any Liens, and neither NAFCO nor National Financial intends the transactions contemplated hereby to be, or for an purpose to be characterized as, a loan from National Financial to NAFCO. NAFCO shall reflect sales of the Contract Assets hereunder on its balance sheet and other financial statements as sales of assets, and shall treat such sales as sales for all purposes. NAFCO will respond to third party inquiries by indicating that the Contracts have been sold.

            2.6 Receipt of Payments after Closing Date and Subsequent Transfer Dates. National Financial shall be entitled to all payments received or receivable with respect to any Contract or Additional Contract sold and conveyed by NAFCO to National Financial hereunder that are received on and after the applicable Cut-off Date. If NAFCO receives any payment on a Contract belonging to the Trust, NAFCO promptly shall turn such payment over to the Trustee not later than two Business Days after receipt for deposit in the Collection Account.

            2.7 Servicing of Contracts. Consistent with National Financial's ownership of the Contract Assets, National Financial shall have the sole right to service, administer and collect the Contracts, to assign such right and to delegate such right to others. In consideration of National Financial's purchase of the Contract Assets, NAFCO agrees to cooperate fully with National Financial to facilitate the full and proper performance of such duties and obligations for the benefit of National Financial.

            2.8 Other Sales. Prior to the later of the end of the Pre-Funding Period and the end of the Revolving Period, NAFCO shall not sell, transfer, convey or assign any motor vehicle retail installment sale contract originated or purchased by it, except as follows: (i) NAFCO may sell, transfer, convey and assign any such motor vehicle retail installment sale contract to National Financial pursuant to this Agreement; (ii) NAFCO may sell, transfer, convey and assign to any Person, without limitation, any such motor vehicle retail installment sale contract that does not comply with the representations and warranties set forth in Section 4.1(b) or otherwise would result in a violation of clause (v) of Article III; and (iii) NAFCO may sell, transfer, assign and convey such motor vehicle retail installment sale contract to any Person, without limitation, pursuant to a warehouse lending, repurchase or other similar arrangement for the financing of the Contract Assets pending transfer to National Auto hereunder on the next Subsequent Transfer Date.

            2.9 Protection of Title to Interest. (a) NAFCO shall execute and file such financing statements and cause to be executed and filed such continuation and other statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of National Financial, the Trustee and the Certificate Insurer under this Agreement in the Trust Estate and in the proceeds thereof. NAFCO shall deliver (or cause to be delivered) to National Financial and the Certificate Insurer file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

            (b) NAFCO shall not change its name, identity or corporate structure in any manner that would, could or might make any financing statement or continuation statement filed by the Transferor in accordance with paragraph (a) above seriously misleading within the meaning of Section 9-402(7) of the UCC, unless it shall have given the Trustee and the Certificate Insurer (so long as a Certificate Insurer Default shall not have occurred and be continuing) at least 60 days prior written notice thereof, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect National Financial's interest in the Contract Assets, which filings shall be made no later than 30 days after the effective date of any such change.

            (c) NAFCO shall give National Financial, the Trustee and the Certificate Insurer at least 60 days prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement, and shall promptly file appropriate amendments to all previously filed financing statements and continuation statements as may be required to preserve and protect National Financial's interest in the Contract Assets, which filings shall be made no later than 30 days after the effective date of any such change. NAFCO shall at all times maintain each office from which it services Contracts and its principal executive office within the United States of America.

            (d) If at any time NAFCO proposes to sell, grant a security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, NAFCO shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they refer in any manner whatsoever to any Contract, indicate clearly that such contract has been sold and is owned by the Trust unless such Contract has been paid in full or repurchased by NAFCO, the Transferor or the Servicer.

            (e) NAFCO shall permit National Financial, the Trustee, the Certificate Insurer, their respective agents, at any time to inspect, audit and make copies of and abstracts from NAFCO's records regarding any Contracts or any other portion of the Trust Estate.

            (f) NAFCO shall furnish to National Financial, the Trustee and the Certificate Insurer at any time upon request a list of all Contracts then held as part of the Trust, together with a reconciliation of such list to the Contract Schedules and to each of the Servicer's statements furnished before such request indicating removal of Contracts from the Trust. The Trustee shall hold any such list and Contract Schedules for examination by interested parties during normal business hours at the Corporate Trust Office upon reasonable notice by such Persons of their desire to conduct an examination.

                                 ARTICLE III

                             CONDITIONS PRECEDENT

            National Financial's obligation to purchase Contract Assets hereunder on each Subsequent Transfer Date shall be subject to the execution, delivery and effectiveness of the Pooling and Servicing Agreement and the delivery of the purchase price for the Certificates to National Financial by the initial purchasers thereof. In addition, the obligation of National Financial to purchase Contract Assets hereunder on each Subsequent Transfer Date shall be further subject to the satisfaction of the following conditions on or before the Closing Date or such Subsequent Transfer Date, as the case may be:

            (i) all representations and warranties of NAFCO contained in Section 4.1(a) shall be true and correct and all representations and warranties of NAFCO in Section 4.1(b) shall be true and correct with respect to the Contracts sold transferred, conveyed and assigned to National Financial on the Subsequent Transfer Date, in each case, on and as of such Subsequent Transfer Date, as the case may be;

            (ii) on such Subsequent Transfer Date, NAFCO shall have duly completed and executed and delivered to National Financial a Conveyance conforming to the requirements of Section 2.3(b) or 2.4(b), as applicable;

            (iii) on or before such Subsequent Transfer Date, (a) NAFCO shall have delivered to National Financial or such other Person as National Financial shall direct the original motor vehicle retail installment sale contract, duly endorsed by ACCH or NAFCO, as the case may be, to National Financial, and the Contract Files that relate to each Contract included in the Contract Assets then being sold by NAFCO to National Financial and (b) NAFCO shall have performed all other obligations then required to be performed by it pursuant to this Agreement, including, without limitation, Sections 2.2 and 2.3(b) or 2.4(b), as applicable;

            (iv) no Bankruptcy Event or Servicer Default shall have occurred and be continuing on and as of such Subsequent Transfer Date;


            (v) as of such Subsequent Transfer Date, the Contracts then in the Trust, together with the Additional Contracts to be transferred to National Financial on such Subsequent Transfer Date, shall meet the following criteria (computed based on the characteristics of the Additional Contracts as of the applicable Subsequent Cut-off Date): (A) the weighed average Contract Rate of the Contracts shall not be less than 18.0%, (B) the weighted average remaining term of the Contracts shall not be greater than 55 months, and (C) not more than 80% of the aggregate Outstanding Principal Balance Contracts shall represent loans to finance the purchase of used Financed Vehicles and (D) the final scheduled payment date on the Contract with the latest maturity shall not be later than April 30, 2002; and

            (vi) all conditions precedent in Section 2.06 of the Pooling and Servicing Agreement to the transfer and assignment of such Additional Contracts to the Trust pursuant to the Pooling and Servicing Agreement shall have been satisfied.

                                   ARTICLE IV

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

            4.1 (a) NAFCO hereby represents, warrants and covenants to National Financial on and as of the Closing Date and each Subsequent Transfer Date that:

            (i) NAFCO is a Delaware limited partnership duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all licenses necessary to carry on its business as now being conducted and shall appoint and employ agents or attorneys in each jurisdiction where it shall be necessary to take action under this Agreement; NAFCO has the full power and authority to own its property, to carry on its business as presently conducted, and to execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by NAFCO and the consummation of the transaction contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of NAFCO (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of creditors' rights generally); and all requisite partnership action has been taken by NAFCO to make this Agreement valid and binding upon NAFCO;

            (ii) NAFCO is not required to obtain the consent of any other party or obtain the consent, license, approval or authorization of, or make any registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement except for those which have been obtained;

            (iii) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the partnership agreement of NAFCO or result in the breach of any term or provision of, or conflict with or constitute a default (with or without notice, lapse of time, or both) under or result in the acceleration of any obligation under, any material agreement, indenture or loan or credit agreement or other instrument to which NAFCO or its property is subject, or result in the violation of any law (including, without limitation, any bulk transfer or similar law), rule, regulation, order, judgment or decree to which NAFCO or its property or the Contracts are subject;

            (iv) no statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated hereby contains or will, when furnished, contain any untrue statement of a material fact or omits or will, when furnished, omit to state a material fact necessary to make the statements contained therein not misleading, in light of the circumstances under which they were made;

            (v) neither NAFCO nor any of its subsidiaries or affiliates is a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or is subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or may in the future materially and adversely affect, the ability of NAFCO to perform its obligations under this Agreement

            (vi) there are no actions, suits or proceedings pending or, to the knowledge of NAFCO, threatened against NAFCO, before or by any court, regulatory body, administrative agency, arbitrator or governmental body with respect to any of the transactions contemplated by this Agreement, which will, if determined adversely to NAFCO, affect the validity or enforceability hereof or materially and adversely affect NAFCO's ability to perform its obligations under this Agreement;

            (vii) NAFCO has obtained or made all necessary consents, approvals, waivers and notifications of creditors, lessors and other non-governmental persons, in each case, in connection with the execution and delivery of this Agreement, and the consummation of all the transactions herein contemplated;

            (viii) NAFCO shall not take any action to impair National Financial's rights in any Contract; and

            (ix) NAFCO is solvent and will not become insolvent after giving effect to the transactions contemplated hereunder and under the Transaction Documents; NAFCO is paying its debts as they become due; NAFCO, after giving effect to the contemplated transactions, will have adequate capital to conduct its business.

            NAFCO shall indemnify National Financial and the Certificate Insurer and hold National Financial and the Certificate Insurer harmless against any loss and damages resulting from a breach of the representations and warranties set forth in Section 4.1(a).


            (b) NAFCO hereby represents and warrants to National Financial as of the Closing Date with respect to the Initial Contracts sold and conveyed to National Financial on the Closing Date by National Financial Auto Funding Trust II ("Funding Trust II") and as of each Subsequent Transfer Date with respect to the Additional Contracts sold and conveyed to National Financial on such Subsequent Transfer Date by NAFCO (unless another date or time period is otherwise specified or indicated in the particular representation or warranty):

                  (i) the information regarding such Contracts set forth in the applicable Contract Schedule or Receivables Schedule is true and correct in all material respects at the applicable Cut-off Date; each Contract was originated in the United States of America and no Obligor in the United States of America or any state or any agency, department, subdivision or instrumentality thereof;

                  (ii) immediately prior to the Closing Date or such Subsequent
            Transfer Date, as the case may be, Funding Trust II or NAFCO, as the case may be, had a valid and enforceable security interest in the related Financed Vehicle, and such security interest had been duly perfected and was prior to all other present and future liens and security interests (except future tax liens and liens that, by statute, may be granted priority over previously perfected security interests) that exist or may hereafter arise, and Funding Trust II or NAFCO, as applicable, had the full right to assign such security interest to National Financial;

                  (iii) on and after the Closing Date or such Subsequent
            Transfer Date, as the case may be, there shall exist under the Contract a valid, subsisting and enforceable first priority perfected security interest in the Financed Vehicle securing such Contract (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or the Subsequent Transfer Date, as the case may be, which is prior to such interest) and at such time as enforcement of such security interest is sought there shall exist a valid, subsisting and enforceable first priority perfected security interest in such Financed Vehicle in favor of National Financial or its assigns (other than, as to the priority of such security interest, any statutory lien arising by operation of law after the Closing Date or such Subsequent Transfer Date which is prior to such interest);

                  (iv) (a) if such Contract was originated in a state in which notation of a security interest on the Title Document for the Financed Vehicle securing such Contract is required or permitted to perfect such security interest, the Title Document for such Financed Vehicle shows, or if a new or replacement Title Document is being applied for with respect to such Financed Vehicle the Title Document will show NAFCO or ACCH, as the case may be, as sole original holder of a security interest in such Financed Vehicle and (b) if such Contract was originated in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in motor vehicles, such filings or recordings have been duly made and show NAFCO or ACCH, as the case may be, as the sole holder of a security interest in such Financed Vehicle;

                  (v) as of the Closing Date or such Subsequent Transfer Date, as the case may be, each such Contract has not been sold, assigned or pledged to any other Person other than an endorsement to the Servicer for purposes of servicing or any such pledge has been released, and NAFCO or National Financial Auto Funding Trust II, as applicable, has good and marketable title to each such Contract free and clear of any encumbrance, equity, pledge, charge, claim or security interest and is the sole owner thereof and has full right to transfer each such Contract to National Financial and, upon the transfers pursuant to Article II or the Sale Agreement, as applicable, National Financial will have good and marketable title to each such Contract and will be the sole owner of each such Contract free and clear of any encumbrance, lien, pledge, charge, claim, security interest or rights of others; the purchase of each such Contract by NAFCO or ACCH, as the case may be, from a Dealer was not an extension of financing to such Dealer. No Dealer has a participation in, or other right to receive, proceeds of any Contract. NAFCO, ACCH, Funding Trust II, the Master Trust and National Financial have not taken any action to convey any right to any Person that would result in such Person having a right to payments received under the related insurance policies or Dealer Agreements or to payments due under such Contract;

                  (vi) as of the Closing Date or such Subsequent Transfer Date, as the case may be, no such Contract is delinquent for more than thirty days in payment as to any scheduled payment;

                  (vii) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there is no lien against any related Financed Vehicle for delinquent taxes;

                  (viii) as of the Closing Date or such Subsequent Transfer
            Date, as the case may be, there is no right of rescission, offset, defense or counterclaim to the obligation of the related Obligor to pay the unpaid principal or interest due under such Contract; the operation of the terms of such Contract or the exercise of any right thereunder will not render such Contract unenforceable in whole or in part or subject to any right of rescission, offset, defense or counterclaim, and no such right of rescission, offset, defense or counterclaim has been asserted;


                  (ix) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there are no prior liens or claims for work, labor or material affecting any related Financed Vehicle which are or may become a lien prior to or equal with the security interest granted by such Contract;

                  (x) each such Contract, and the sale of the Financed Vehicle securing such Contract, where applicable, complied, at the time it was made and as of the Closing Date or related Subsequent Transfer Date, as applicable, in all material respects with applicable state and federal laws (and regulations thereunder), including, without limitation, usury, disclosure and consumer protection laws, equal credit opportunity, fair-credit reporting, truth-in-lending or other similar laws, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and motor vehicle retail installment sales contracts and loans in particular, and the receipt of interest on, and the ownership of, such Contract by National Financial will not violate any such laws;

                  (xi) each such Contract is a legal, valid and binding
            obligation of the Obligor thereunder and is enforceable in accordance with its terms, except only as such enforcement of creditors' rights generally, and all parties to such Contract had full legal capacity to execute such Contract and all documents related thereto and to grant the security interest purported to be granted thereby;

                  (xii) as of the Closing Date or such Subsequent Transfer Date, as the case may be, the terms of each such Contract have not been impaired, waived, altered or modified in any respect, except by written instruments that are part of the Contract Documents, and no such Contract has been satisfied, subordinated or rescinded;

                  (xiii) at the time of origination of each such Contract, the proceeds of such Contract were fully disbursed, there is no requirement for future advances thereunder, and all fees and expenses in connection with the origination of such Contract have been paid;

                  (xiv) as of the Closing Date or such Subsequent Transfer Date, as the case may be, there is no default, breach, violation or event of acceleration existing under any such Contract (except payment delinquencies permitted by subparagraph (vi) above) and no event which, with the passage of time or with notice or with both, would constitute a default, breach, violation or event of acceleration under any such Contract or would otherwise affect the value or marketability of such contract; and NAFCO, ACCH, Funding Trust II or the Master Trust have not waived any such default, breach, violation or event of acceleration and as of the applicable Cut-Off Date, the related Finance Vehicle has not been repossessed;

                  (xv) at the origination date of each such Contract, the
            related Financed Vehicle was covered by a comprehensive and collision insurance policy (i) in an amount at least equal to the lesser of (a) the actual cash value of the related Financed Vehicle or (b) the unpaid balance owing on such Contract, less the related Unearned Finance Charge, (ii) naming NAFCO or ACCH, as the case may be, as a loss payee and (iii) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage; each Contract requires the Obligor to maintain physical loss and damage insurance, naming NAFCO or ACCH, as the case may be, as an additional insured party;

                  (xvi) each such Contract was acquired by NAFCO or ACCH, as the case may be, from a Dealer with which it ordinarily does business; such Dealer had full right to assign to NAFCO or ACCH, as the case may be, such Contract and the security interest in the related Financed Vehicle and the Dealer's assignment thereof to NAFCO or ACCH, as the case may be, is legal, valid and binding and the Master Trust or ACCH, as the case may be, had full right to assign to NAFCO or Funding Trust II, as the case may be, such Contract and the security interest in the related Financed Vehicle and NAFCO or Funding Trust II, as the case may be, had full right to assign to National Financial such Contract and the security interest in the related Financed Vehicle and NAFCO's or Funding Trust II's assignment thereof to National Financial is legal, valid and binding;

                  (xvii) each such Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Financed Vehicle of the benefits of the security;

                  (xviii) scheduled payments under each such Contract are due monthly (or, in the case of the first payment, no later than the forty-fifth day after the date of the Contract) in substantially equal amounts to maturity (other than with respect to those Contracts designated as balloon contracts on the related Contract Schedule), and will be sufficient to fully amortize such Contract at maturity, assuming that each scheduled payment is made on its Due Date; such scheduled payments are applicable only to payment of principal and interest on such Contract and not to the payment of any insurance premiums (although the proceeds of the extension of credit on such Contract may have been used to pay insurance premiums); the original term to maturity of such Contract was not more than 60 months;

                  (xix) the collection practices used with respect to each such

            Contract have been in all material respects legal, proper, prudent and customary in the automobile installment sales contract or installment loan servicing business;

                  (xx) there is only one original of each such Contract, the
            Servicer is currently in possession of the Contract Documents for such Contract and there are no custodial agreements in effect adversely affecting the rights of NAFCO to make the deliveries required hereunder on the Closing Date or such Subsequent Transfer Date;

                  (xxi) as of the Cut-off Date or Subsequent Cut-off Date, as
            applicable, no Obligor was the subject of a current bankruptcy proceeding;

                  (xxii) with respect to each Due Period, the aggregate of the interest due on all the Contracts in such Due Period from scheduled payments is in excess of the sum of (i) Servicing Fee due and any fees due to the Trustee and the Certificate Insurer, each in such Due Period and (ii) the amount of interest payable on the Certificates with respect to such Due Period, in each case assuming that each scheduled payment is made on its Due Date; and

                  (xxiii) the Contracts constitute "chattel paper" within the meaning of the UCC as in effect in the States of Florida, New York and Delaware, and all filings (including without limitation, UCC filings) required to be made and all actions required to be taken or performed by any Person in any jurisdiction to give National Financial an ownership interest in the Contracts and the proceeds thereof and the remaining Trust Estate have been made, taken or performed.

                  (xxiv) by the Closing Date and prior to each Subsequent
            Transfer Date, as applicable, NAFCO will have caused the portions of NAFCO's servicing records relating to the Contracts to be clearly and unambiguously marked to show that the Contracts constitute part of the Trust Estate and are owned by the Trust in accordance with the terms of this Agreement;

                  (xxv) the computer tape or listing made available by NAFCO to the Trustee on the Closing Date and on each Subsequent Transfer Date was complete and accurate as of the applicable Cut-off Date, and includes a description of the same Contracts that are described in the applicable Contract Schedule;

                  (xxvi) no Contract was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such contract under this Agreement or the Transfer Agreement, as applicable, or pursuant to transfers of the Certificates. National Financial has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Contracts; and

                  (xxvii) no selection procedures adverse to the
            Certificateholders or to the Certificate Insurer have been utilized in selecting such Contract from all other similar Contracts originated by NAFCO or ACCH, as the case may be.

                  (xxix) as of the Initial Cut-off Date, the weighted average annual percentage rate, as such term is used with respect to the Federal Truth-in-Lending Act ("APR") of the Initial Contracts was approximately 18.88% and the weighted average remaining scheduled maturity on the Initial Contracts was approximately 50.27 months and the percentage of the aggregate outstanding balance of the Initial Contracts relating to the financing of used Financed Vehicles was 75.05%. The final scheduled payment date on the Initial Contract with the latest maturity is November 1, 2001. Each Contract is a Simple Interest or Actuarial Contract.

            In the event NAFCO has breached any of the foregoing representations and warranties and National Financial has accepted a retransfer or is required to accept a retransfer of the affected Contract pursuant to the Pooling and Servicing Agreement, NAFCO shall, upon demand, repurchase such Contract from National Financial. In addition, with respect to any Contract in respect of which the Title Document was being applied for on the Closing Date or the applicable Subsequent Transfer Date, as the case may be, if such Title Document has not been received by National Financial or its transferee within 180 days after the Closing Date or such Subsequent Transfer Date, as the case may be and National Financial is required to accept a retransfer of such Contract pursuant to the Pooling and Servicing Agreement, NAFCO shall, upon demand by National Financial, repurchase such Contract. Any such repurchases by NAFCO shall be at a repurchase price equal to the Retransfer Amount determined in the manner provided in the Pooling and Servicing Agreement. Such repurchase price shall be paid by NAFCO at the direction of National Financial and upon receipt of such repurchase price, National Financial shall release, or cause to be released, to NAFCO the related Contract File and National Financial or its transferee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in NAFCO or its designee any Contract released pursuant thereto. Except as expressly provided in the next sentence, it is understood and agreed that the obligation of NAFCO to purchase any Contract as to which such a breach has occurred and is continuing as described above shall constitute the sole remedy respecting such breach available to National Financial. NAFCO shall indemnify, defend and hold National Financial harmless from and against any and all losses, damages, claims, expenses and liabilities arising out of or relating to a breach by NAFCO of its representations and warranties in clauses (viii) and (x) of this Section 4.1(b).


            Notwithstanding Section 5.1, it is understood and agreed that the representations, warranties and covenants set forth in this Section 4.1 shall survive until the date upon which the Trust terminates pursuant to Section 9.01 of the Pooling and Servicing Agreement.

                                  ARTICLE V

                                MISCELLANEOUS

            5.1 Term. This Agreement shall commence as of the Closing Date and shall continue in full force and effect until the close of business on the last day of the Revolving Period.

            5.2 Notices. All notices, demands and requests that may be given or that are required to be given hereunder shall be sent by United States certified mail, postage prepaid, return receipt requested, to the parties at their respective addresses as follows:

            If to NAFCO:      National Auto Finance Company L.P.
                              One Park Place
                              Suite 200
                              Boca Raton, Florida 33487

                              Attention:  President
                              Telecopy No:  (800) 787-6232
                              Confirmation:  (407) 997-2747


            If to National Financial:

                              National Financial Auto Funding Trust
                              c/o Chase Manhattan Bank USA, N.A.
                              1201 N. Market Street
                              Wilmington, Delaware 19801

                              Attention: Corporate Trust Administration
                              Telecopy No: (302) 575-5467
                              Confirmation: (302) 575-5099

with a copy to:               The Chase Manhattan Bank, N.A.
                              4 Chase Metrotech Center
                              Brooklyn, New York  11242

                              Attention: Corporate Trust Administration

                              Telecopy No: (718) 242-3529
                              Confirmation: (718) 242-7283

            If to the Trustee:

                              Harris Trust and Savings Bank
                              311 West Monroe Street, 12th Floor
                              Chicago, Illinois  60606

                              Attention: Indenture Trust Division
                              Telecopy No: (312) 461-3525
                              Confirmation: (312) 461-4662

            If to the Certificate Insurer:

                              Financial Security Assurance Inc.
                              350 Park Avenue
                              New York, New York  10022

                              Attention:  Surveillance Department
                              Telecopier No: (212) 339-3518
                                             (212) 339-3529
                              Confirmation:  (212) 826-0100
                              Re:   NAFCO Auto Finance 1996-1 Trust,
                                    6.33% Automobile Receivables-Backed
                                    Certificates

            5.3 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            5.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

            5.5 Amendment. This Agreement may be amended from time to time by NAFCO and National Financial to cure any ambiguity, to correct or supplement any provisions herein which may be inconsistent with any other provisions herein or therein, or to make any other provisions with respect to matters or questions arising under this agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, adversely affect in any material respect the interests of the Certificateholders and provided further that such action shall be consented to in writing by the Certificate Insurer (unless a Certificate Insurer Default shall have occurred and be continuing).

            5.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            5.7 Assignment. This Agreement may not be assigned by NAFCO or National Financial except as contemplated by this Section and the Pooling and Servicing Agreement; provided however, that simultaneously with the execution and delivery of this Agreement, National Financial shall assign all of its right, title and interest under Section 4.1 to the Trustee on behalf of the Certificateholders and the Certificate Insurer as provided in Section 2.01 of the Pooling and Servicing Agreement, to which NAFCO hereby expressly consents. NAFCO agrees to perform its obligations hereunder for the benefit of the Trust and further agrees that the Trustee or the Certificate Insurer may (but shall have no obligation to) enforce the provisions of Section 4.1 and exercise the rights of National Financial to enforce the obligations of NAFCO under Section 4.1 on behalf of the Trust and the Certificateholders without the consent of National Financial.

            5.8 Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto, and the Trustee for the benefit of the Certificateholders and the Certificate Insurer, which shall be considered to be third-party beneficiaries and shall be entitled to rely on and directly enforce the provisions of this Agreement. The Certificate Insurer may disclaim any of its rights and powers under this Agreement upon delivery of a writt7en note to NAFCO and National Financial. Except as otherwise provided in this Agreement, no other Person will have any right or obligation hereunder.

            5.9 No Petition. NAFCO hereby agrees that it will not institute against National Financial, or join any other Person instituting against National Financial, any bankruptcy or insolvency proceeding under any applicable state or federal law so long as any Certificate issued pursuant to the Pooling and Servicing Agreement remains outstanding or there shall have not elapsed one year plus one day since the date of the final payment on the Certificates issued pursuant to the Pooling and Servicing Agreement. The foregoing shall not limit the right of NAFCO to file any claim in or otherwise take any action with respect to any bankruptcy or insolvency proceeding that was instituted against National Financial by any Person other than NAFCO.

            IN WITNESS WHEREOF, the parties hereto have executed this Purchase and Contribution Agreement as of the day and year first written above.


                                    NATIONAL FINANCIAL AUTO FUNDING
                                    TRUST


                                    By:   CHASE MANHATTAN BANK USA, N.A.
                                          not in its individual capacity but
                                          solely as Owner Trustee of the
                                          National Financial Auto Funding Trust


                                    By:   ____________________________________
                                          Name:
                                          Title:


                                   NATIONAL AUTO FINANCE COMPANY L.P.


                                    By:   NATIONAL AUTO FINANCE
                                          CORPORATION, as General Partner


                                    By:   ____________________________________
                                          Name:
                                          Title:

            IN WITNESS WHEREOF, the undersigned have caused this Conveyance to be duly executed and delivered by their respective duly authorized officers as of the day and year first above written.


                              NATIONAL AUTO FINANCE COMPANY L.P.


                              By: NATIONAL AUTO FINANCE CORPORATION,
                              its General Partner

                              By:_______________________________________________
                                   Name:_________________________
                                   Title:________________________



                              NATIONAL FINANCIAL AUTO FUNDING TRUST


                              By: CHASE MANHATTAN BANK USA, N.A.
                              not in its individual capacity but solely as Owner Trustee of the National Financial Auto Funding Trust

                              By:_______________________________________________
                                   Name:_________________________
                                   Title:________________________


                                       A-3